UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) June 4, 2008
SPSS Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-22194		36-2815480
(State or Other Jurisdiction of	(Commission		(I.R.S. Employer
Incorporation)	File Number)		Identification No.)

233 South Wacker Drive, Chicago, Illinois		60606
(Address of Principal Executive Offices)		(Zip Code)
(312) 651-3000

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02:	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
(d)	On June 4, 2008, the Board of Directors of SPSS Inc., a Delaware corporation (“SPSS” or the “Company”), voted to increase the current size of the Board from seven members to eight members, as permitted by the Company’s By-laws. Upon recommendation of the Nominating and Corporate Governance Committee, on June 4, 2008, the Board appointed Mr. Henry S. Bienen, effective immediately, to fill the vacant seat created by the increase in the size of the Board. On the same date, the Board appointed Mr. Bienen to serve as a member of the Board’s Nominating and Corporate Governance Committee, effective immediately.

Mr. Bienen will serve as a member of the class of directors whose terms expire at the 2010 Annual Meeting of Stockholders.

Under the terms of the SPSS Inc. Long Term Incentive Plan, on the date that Mr. Bienen was appointed to the Board, Mr. Bienen received a formula grant of stock options and deferred share units.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPSS Inc.
By:	/s/ Raymond H. Panza
Raymond H. Panza
Executive Vice President, Corporate Operations, Chief Financial Officer and Secretary

Dated: June 4, 2008

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